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                                                                      EXHIBIT 99

                          ST. MARY HOLDING CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby names, constitutes and appoints _______, _______, and ________, or any one of them acting in the absence of the others, with full power of substitution, the lawful attorneys and proxies of the undersigned, to attend and represent the undersigned at the Special Meeting of Stockholders of the Company to be held _____, 1998, and at all adjournments and postponements thereof, and to vote thereat all of the shares of the common stock of the Company that the undersigned would be entitled to vote if personally present, such shares to be voted as specified below on Proposal 1 (or, if no specification is made, then "FOR" Proposal 1) and in accordance with the discretion of such proxyholders with respect to any other matter that may properly come before the Special Meeting or any adjournment or postponement thereof.


          1. Proposal to approve the Agreement and Plan of Merger, dated as of November 3, 1997 (the "Agreement"), by and between the Company and Regions Financial Corporation ("Regions") pursuant to which the Company will merge with and into Regions (the "Merger") and each share of the Company's common stock (except for certain shares held by the Company, Regions, or their respective subsidiaries) will be converted into 2.1 shares of Regions common stock, subject to possible adjustment, and under such other terms and conditions as are set forth in the Agreement and to approve the Merger, as described in the Agreement.

          ______ FOR         _______ AGAINST      ______ ABSTAIN


          2. To transact such other business as may properly come before the meeting or any adjournment thereof

          This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, and in the discretion of the persons named as Proxies on all other matters which may properly come before the Special Meeting or any adjournment or postponement thereof. If no direction is made, this proxy will be voted in favor of Proposal 1.
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     This Proxy revokes all prior proxies with respect to the Special Meeting and may be revoked prior to its exercise.

     Please date and sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Date:               1998.
     --------------,

                                        -----------------------------------
                                              (Print Name of Stockholder)


                                        -----------------------------------
                                              (Signature of Stockholder)


                                        -----------------------------------
                                              (Print Name of Stockholder)


                                        -----------------------------------
                                              (Signature of Stockholder)


      PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                            POSTAGE-PREPAID ENVELOPE